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                                                                    EXHIBIT 10.3


                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is entered into this 15th day of May 2002 by and between Power Technology, Inc. (OTCBB: BOCX) a Nevada corporation ("The Company") and Intercontinental Capital Corp. (ICC or "Consultant") a Georgia Corporation.

                                    Recitals

D. Consultant, through the expenditure of considerable money, time and effort, has created and developed, and is continuing to improve an efficient system for providing financial services (The "Services") to private and public companies.

E. The Company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Services.

Now, therefore, in consideration of the mutual convenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, The Company and Consultant hereby agrees as follows:

e
F.       e Million Five Hundred Thousand Dollars .

G. TERM: This Agreement shall be initially for a period of ------ 60 days. Any additional closings / advances or transactions involving equity / debt / strategic partnerships made between the parties introduced through this agreement for a period of Two (2) year's from this date shall provide for the same terms and conditions regarding compensation as identified in section 4 of this agreement. At the conclusion of 3 year's from the signing of this agreement no additional payments will be made to the Consultant unless a new agreement is entered into.

H. SERVICES OF THE CONSULTANT: (a) Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to its terms, consultant shall perform the Services, including more specifically those services described in Exhibit (A) attached hereto and incorporated herein by reference (collectively "The Services"). The parties agree that the general terms and conditions of this agreement, which will be controlling, will govern the work performed by Consultant. (b) The services performed by Consultant may be performed at days and times and in the order and sequence as consultant deems desirable.


"Consultant is not a registered broker dealer or associated person of such, and is not purporting to act in any capacity requiring registration as a broker dealer or associated person."

2
I. 2,500.00. The cash portion will be paid from the Investors escrow and/or upon invoicing or a 10% compounded per month penalty will accrue.

*Once the common stock has been registered, or, after the one year period applicable under Rule 144, whichever occurs first, the Company at its sole cost and expense have its attorney issue an opinion letter for removal of the legend and release all stock transfer instructions on the common stock, except as maybe required under Rule 144. In the event the Company fails to have its attorney issue the required opinion letter within 20 days of a written request from ICC or its nominee, the Company shall be liable for liquidated damages in the amount of 10% interest per 30 days on the value of the shares based on the closing bid price of the Company's common stock on the 20th business day following the date it receives written notice from ICC or its nominee. The damages shall accrue until the transfer agent receives the opinion letter.

J. EXPENSES: Consultant shall be responsible for any and al of its expenses incurred in connection with a performance of the services.

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K.       ARBITRATION: The party shall resolve any disputes arisin hereunder before a panel of one arbitrator selected to pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Atlanta. Each party shall bear their own attorneys fees and cost of such arbitration. Disputes under this agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of Georgia (without regard to its conflicts of law principles). The successful party in the arbitration proceedings shall be entitled to an award of reasonable attorney's fees and costs from the Arbitrator.

L. OBLIGATIONS OF THE COMPANY: The Company hereby agrees to cooperate with the Consultant and to provide Consultant with access to all information reasonably requested by Consultant related to the services.

M. REPRESENTATIONS AND WARRANTEES OF THE CONSULTANT: Consultant hereby represents and warrants as of the date hereof each of the following:
         Consultant has the requisite power and authority to enter into this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by Consultant and the consummation by Constant of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction.

N. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: Company hereby represents and warrants as of the date hereof each of the following:
         The Company has the requisite corporate power and authority to enter into the agreement and to carry out is obligations hereunder. The execution and delivery of this agreement by the Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the party of the Company are necessary to authorize this agreement and such transaction.

O. NOTICES: Any notice of communication to be given under --------- the terms of this agreement shall be in writing and delivered in person or deposit it in person or deposit it certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Consultant:            Intercontinental Capital Corp.
                             Gerald Alexander, President
                             8351 Roswell Rd. #239
                             Atlanta, Ga. 30350   770-551-9570 fx; 551-9503

If to the Company:           Power Technology, Inc.
                             Mr. Balak
                             1000 West Bonanza Rd.
                             Las Vegas , Nevada 89106   702-382-3385

P. ENTIRE AGREEMENT: This agreement constitutes and embodie the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writings signed by the Parties hereto.

IN WITNESS WHEREOF, this Consulting Agreement has been executed as of the day and year first written below.

gy, Inc.

By:                                          date:
   ----------------------------------------        -----------
ak

Consultant: Intercontinental Capital Corp.

By:                                          date:
   ----------------------------------------        -----------
   Gerald Alexander, President

PUBLIC NOTICES: Any public notice, press release or any type of dissemination of information regarding the closing of any transaction covered by this agreement shall include a statement to the effect that "Intercontinental Capital Corp." is a consultant to the company and are advising the company on business matters.

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                                                                 ---------------
                                                                               T
                                        C

EXHIBIT A

I. The Consultants services shall include but not be limited to the following;

         d. Consultant shall act generally as an advisor to the Company with respect to the terms of the consulting agreement referred to.

         e. As the Company shall request for direct, Consultant shal assist in establishing and advising the Company with respect to meetings relative to the agreement.

II. The Parties recognize that certain responsibilities and obligations are implied. Accordingly Consultant agrees to the following limitations on services:

         4. Consultant shall NOT release any financial or other information or data about the Company without the consent and approval of the Company.

         5. Consultant shall NOT negotiate terms and conditions relative to this agreement hereto and any other transaction.

IV. It is understood that this agreement is reciprocal between the signatories concerning their privileged information and contracts, including but not limited to the convenants, terms and conditions contain therein.

IV. The signatories of this document agree that no effort shall be made to circumvent this agreement for the agreed terms thereof and in an effort to gain fees, commissions, remuneration's or considerations to the benefit of one or more of the signatories of this document, while excluding equal or agreed benefit to any other signatories of this document.